UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Supplemental Indenture

On July 11, 2016, IHS Inc., a Delaware corporation (“IHS”), the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, entered into the First Supplemental Indenture (the “Supplemental Indenture”) implementing certain amendments to the Indenture (the “Indenture”) governing IHS’s outstanding 5.000% Senior Notes due 2022 (the “Existing IHS Notes”) following IHS’s receipt of requisite consents of the holders of the Existing IHS Notes pursuant to the consent solicitation in respect of the Existing IHS Notes that commenced on June 27, 2016 (the “Consent Solicitation”). The Consent Solicitation is being made in connection with the offer to exchange (the “Exchange Offer”) currently outstanding Existing IHS Notes issued by IHS, for new 5.000% Senior Notes due 2022 to be issued by IHS Markit Ltd. (the “Combined Company”) and cash. The Exchange Offer is being made in connection with the Merger (as defined below). The Supplemental Indenture eliminates certain of the covenants, restrictive provisions and events of default contained in the Indenture. The Supplemental Indenture is effective upon execution but will only become operative upon consummation of the Exchange Offer.

The foregoing description of the Supplemental Indenture is not complete and is qualified by reference to the Supplemental Indenture, which is filed herewith as Exhibit 4.1 and is incorporated by reference in this current report.

Guarantee of IHS Markit Ltd. Credit Agreement

Concurrently with the consummation of the Merger (as defined below), the Combined Company and certain of its subsidiaries, entered into a new Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders party thereto, for credit facilities in an aggregate principal amount of $3,056.0 million, consisting of term loans in an aggregate principal amount of $1,206.0 million (collectively, the “New Term Loan”) and revolving credit commitments in an aggregate principal amount of $1,850.0 million (collectively, the “New Revolver”). The New Term Loan was borrowed in full in U.S. Dollars on July 12, 2016, and the New Revolver was drawn in an aggregate principal amount of $1,017.0 million on such date in connection with the Merger. The New Term Loan was incurred by Markit Group Holdings Limited (“MGHL”), and, subject to certain conditions and limitations, the New Revolver may be drawn upon by MGHL, IHS Global, Inc., IHS Global SA and IHS Global Canada Limited, together with any additional subsidiaries of the Combined Company designated as revolving borrowers under and pursuant to the terms of the New Credit Agreement.

The New Revolver, subject to certain conditions and limitations, may be borrowed from time to time in U.S. dollars, Sterling, Euros, Canadian dollars, Swiss Francs, Japanese Yen, or other freely available currencies approved by the administrative agent. Up to $50.0 million of the New Revolver is available for letters of credit. The borrowers may, subject to certain conditions and limitations, increase the outstanding principal amount of term loans and/or revolving credit commitments outstanding under the New Credit Agreement in an aggregate principal amount not to exceed $500.0 million.

The obligations under the New Credit Agreement have been guaranteed the Combined Company and certain of its U.S. and non-U.S. subsidiaries, including IHS.

The New Term Loans mature, and the commitments under the New Revolver terminate, after a five year term, and are each unsecured. The New Term Loan may, at the option of MGHL as the borrower representative, bear interest based on an alternate base rate (equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America, N.A.’s “prime rate,” and (c) the Eurodollar rate plus 1.00%) or a “Eurodollar rate” (equal to the London Interbank Offered Rate (“LIBOR”) for the selected interest period, with such modifications as set forth in the New Credit Agreement), plus, in either case, an applicable margin ranging from 0.00% to 0.75%, for alternate base rate loans and ranging from 1.00% to 1.75%, for Eurodollar rate loans, with such applicable margin dependent upon, among other matters, the Leverage Ratio of the Combined Company and its subsidiaries, which is defined as the ratio of Consolidated Funded Indebtedness to rolling four quarter Consolidated EBITDA, each as defined and further described in the New Credit Agreement. Loans in respect of the New Revolver denominated in currencies other than U.S. Dollars bear interest similarly, and with the same margins, except the base to which such margin is added may differ from those described above, in the manner set forth in the New Credit Agreement, depending on the applicable currency. Prior to delivery of the first compliance certificate under the New Credit Agreement, after which the interest rate margins may be modified on account of the Leverage Ratio as set forth above, the applicable margin for loans under the New Credit Agreement is 0.50% per annum for loans based on the alternative base rate (or corresponding rates for non-U.S. Dollar loans) and 1.50% per annum for loans based on the Eurodollar rate (or corresponding rates for non-U.S. Dollar loans). Additionally, the New Credit Agreement contains a fee in respect of unused revolving credit commitments under the New Revolver. Such commitment fee will initially be 0.25% per annum, and may be reduced in the future on account of the Leverage Ratio.

The New Credit Agreement contains certain financial and other covenants, including a maximum Leverage Ratio and a minimum Interest Coverage Ratio, as defined in the New Credit Agreement. The New Credit Agreement requires the Combined Company and its consolidated subsidiaries to maintain a maximum Leverage Ratio of 3.75:1.00 for the three consecutive trailing twelve month test periods following the Merger and 3.50:1.00 thereafter and a minimum Interest Coverage Ratio of 3.00:1.00, each as more fully described in the New Credit Agreement. Such Leverage Ratio test is also subject to modification for certain material acquisitions as set forth in the New Credit Agreement.

The New Credit Agreement limits the Combined Company’s and its subsidiaries’ ability to, among other things: (i) incur or guarantee additional debt; (ii) make certain investments or acquisitions; (iii) incur certain liens; (iv) engage in certain types of fundamental change transactions; (v) make certain dispositions and asset sales; (vi) transact with our affiliates in certain manners, (vii) make certain restricted payments (including certain dividends and distributions in respect of equity) and (viii) enter into certain burdensome or restrictive agreements. In addition, the New Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default.

The lenders party to the New Credit Agreement or their affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to IHS and its affiliates in the ordinary course of business.

Guarantee of MGHL Private Placement Note

Concurrently with the consummation of the Merger (as defined below), IHS and certain of its subsidiaries entered into subsidiary guarantee deeds pursuant to which they guaranteed the obligations of MGHL under MGHL’s outstanding $210,000,000 3.73% Series A Senior Notes due November 4, 2022 and $290,000,000 4.05% Series B Senior Notes due November 4, 2025 issued pursuant to a note purchase agreement, dated as of November 4, 2015, among Markit Ltd., MGHL and the purchasers named therein.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, IHS and its subsidiaries repaid and terminated the term loan credit agreement, dated July 15, 2013 (as amended and restated on October 17, 2014 and as further amended thereafter), by and among IHS, as guarantor, IHS Global Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, and the senior unsecured revolving credit agreement, dated October 17, 2014 (as further amended thereafter), by and among IHS, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Guarantee of IHS Markit Ltd. Credit Agreement” and “Guarantee of MGHL Private Placement Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 12, 2016, IHS and Markit issued a press release announcing the results as of the early tender date for the Exchange Offer, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of July 11, 2016, by and between IHS Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2016	IHS INC.

	By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President, Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of July 11, 2016, by and between IHS Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.